Exhibit 4.11

Execution Version

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 7, 2015, by and among DJO Finance LLC, a Delaware limited liability company (the “Company”), DJO Finance Corporation, a Delaware corporation wholly owned by the Company (the “Co-Issuer.” and, together with the Company, the “Issuers”), the Guarantors party hereto (the “Guarantors”), and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Issuers and the Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended or supplemented prior to the date hereof, the “Indenture”), dated as of October 18, 2010, providing for the issuance of an unlimited aggregate principal amount of 9 3⁄4% Senior Subordinated Notes due 2017 (the “Notes”);

WHEREAS, there is currently outstanding under the Indenture $300,000,000 in aggregate principal amount at maturity of the Notes;

WHEREAS, Section 9.02 of the Indenture provides that the Issuers and the Trustee may, with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes, (i) enter into a supplemental indenture for the purpose of amending the Indenture and (ii) waive compliance with certain provisions of the Indenture;

WHEREAS, the Issuers have offered to exchange (the “Exchange Offer”) any and all outstanding Notes for 10.75% Third Lien Notes due 2020 and cash upon the terms and subject to the conditions set forth in the Offering Circular and Consent Solicitation Statement, dated April 16, 2015 (as the same may be amended or supplemented from time to time, the “Offering Circular”), and in the related Letter of Transmittal and Consent (as the same may be amended or supplemented from time to time, and, together with the Offering Circular, the “Offering Documents”);

WHEREAS, pursuant to the Offering Documents and in connection with the Exchange Offer, the Issuers solicited consents (the “Consent Solicitation” and, together with the Exchange Offer, the “Offer”) from holders of at least a majority of the outstanding principal amount of Notes (the “Requisite Consents”) to the proposed amendments and waivers (the “Proposed Amendments”) to the Indenture set forth herein;

WHEREAS, the Issuers receiving the Requisite Consents in the Consent Solicitation and executing and delivering a supplemental indenture for the purpose of effecting the Proposed Amendments are, among other things, conditions to the Offer;

WHEREAS, the Issuers have received and delivered to the Trustee the Requisite Consents to effect the Proposed Amendments under the Indenture;

WHEREAS, the other conditions to the Offer as set forth in the Offering Documents have been satisfied or waived by the Issuers;

WHEREAS, the Issuers have been authorized by resolutions of their respective Board of Managers and Board of Directors, as the case may be, to enter into this Supplemental Indenture;

WHEREAS, the Issuers have delivered to the Trustee an Officer’s Certificate (as defined in the Indenture) as well as an Opinion of Counsel (as defined in the Indenture) each stating that the execution and delivery of this Supplemental Indenture by the Issuers is authorized by or permitted under the Indenture and that all conditions precedent provided for in the Indenture to the execution and delivery of this Supplemental Indenture to be complied with by the Issuers have been complied with; and

WHEREAS, all other acts and proceedings required by law, by the Indenture and by the certificate of formation or certificate of incorporation, as the case may be, and the operating agreement or by-laws, as the case may be, of each of the Issuers to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Notes, the Issuers and the Trustee hereby agree as follows:

ARTICLE ONE

Section 1.01 Definitions.

Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

Section 1.01 of the Indenture is amended with respect to the Notes by deleting all definitions of terms, and references to definitions of terms, that are used exclusively in the text of the Indenture and in the text of the Notes that are being otherwise eliminated by this Supplemental Indenture.

ARTICLE TWO

Section 2.01 Amendments to Table of Contents

The Table of Contents of the Indenture is amended by deleting each of the titles to Sections 4.03, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15, 4.16 and 4.17 in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.02 Amendment of Section 4.03.

The provisions of Section 4.03 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.03 Amendment of Section 4.05.

The provisions of Section 4.04 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.04 Amendment of Section 4.07.

The provisions of Section 4.07 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.05 Amendment of Section 4.08.

The provisions of Section 4.08 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.06 Amendment of Section 4.09

The provisions of Section 4.09 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.07 Amendment of Section 4.10.

The provisions of Section 4.10 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.08 Amendment of Section 4.11.

The provisions of Section 4.11 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.09 Amendment of Section 4.12.

The provisions of Section 4.12 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.10 Amendment of Section 4.14.

The provisions of Section 4.14 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.11 Amendment of Section 4.15.

The provisions of Section 4.15 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.12 Amendment of Section 4.16.

The provisions of Section 4.16 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.13 Amendment of Section 4.17.

The provisions of Section 4.17 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.14 Amendment of Section 5.01.

The provisions of Section 5.01 of the Indenture are amended by deleting the text of clauses (a)(3), (a)(4), (c)(1)(C), (c)(2) and (e)(2) from Section 5.01 of the Indenture and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.15 Amendment of Section 6.01.

The provisions of Section 6.01 of the Indenture are amended by deleting the text of clauses (3), (4) and (5) from Section 6.01 and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.16 Amendment of Section 8.04.

The provisions of Section 8.04 of the Indenture are amended by deleting the text of clauses (4) and (5) from Section 8.04 and inserting in lieu thereof the phrase “[intentionally omitted]”.

ARTICLE THREE

Section 3.01 Effectiveness of Amendments

This Supplemental Indenture shall be effective upon its execution and delivery by the parties hereto. The Amendments set forth in Article One and Article Two hereof will only become operative concurrently with the acceptance of Notes validly tendered and not withdrawn at or prior to the Early Tender Deadline (as defined in the Offering Circular) pursuant to the Offering Documents.

Section 3.02 Continuing Effect of Indenture.

Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Notes outstanding thereunder shall remain in full force and effect. On and after the Acceptance, each reference in the Indenture to “the Indenture,” “this Indenture,” “hereunder,” “hereof” or “herein” shall mean and be a reference to the Indenture as supplemented by this Supplemental Indenture unless the context otherwise requires.

Section 3.03 Construction of Supplemental Indenture.

The Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 3.04 Trust Indenture Act Controls.

If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of this Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended, as in force at the date this Supplemental Indenture is executed, the provision required by said Act shall control.

Section 3.05 Trustee Disclaimer.

The recitals contained in this Supplemental Indenture shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Supplemental Indenture.

Section 3.06 Counterparts.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 3.07 Supplemental Indenture Forms Part of Indenture.

The Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Supplemental Indenture forms a part of the Indenture for all purposes. The Indenture, as amended and supplemented by this Supplemental Indenture, is in all respects ratified and confirmed.

Section 3.08 Headings.

The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.09 Severability.

In case any provision in this Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

DJO FINANCE LLC

By:	/s/ Susan M. Crawford
Name:	Susan M. Crawford
Title:	Executive Vice President and Chief Financial Officer

DJO FINANCE CORPORATION

By:	/s/ Susan M. Crawford
Name:	Susan M. Crawford
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to 9¾% Senior Subordinated Notes due 2017 Supplemental Indenture]

THE BANK OF NEW YORK MELLON, AS TRUSTEE

By:	/s/ Francine Kincaid
Name:	Francine Kincaid
Title:	Vice President

[Signature Page to 9¾% Senior Subordinated Notes due 2017 Supplemental Indenture]